EXHIBIT 99.1

APRIL 24, 2013                                    FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL REPORTS
SECOND QUARTER RESULTS

ST. PETERSBURG, Fla. - Raymond James Financial, Inc. today reported record quarterly net revenues of $1.14 billion for the second quarter of 2013, up 3 percent from the preceding quarter and up 31 percent from the prior year's second quarter. Net income for the quarter was $80 million, or $0.56 per diluted share, down 8 percent from the preceding quarter and up from $0.52 per diluted share, or 8 percent, from the prior year's quarter. Excluding non-recurring acquisition related expenses of $20.9 million and impairment and restructuring expense of $6.2 million (our share) in our European equities operation, net income would have been $96.5(1) million, or $0.68(1) per fully diluted share, almost flat with the preceding quarter and up 6 percent over last year's quarter.

“Our major segments performed similarly to last quarter with the exception of Capital Markets, which was impacted by the lackluster M&A market. This shortfall was nearly offset by our Proprietary Capital segment due to our sale of Albion Medical Holdings, a portfolio company,” said CEO Paul Reilly.

Financial assets under management grew to a record $51 billion, up 10 percent from the preceding quarter and up 30 percent from the prior year's quarter.

Assets under administration also reached a new record of $407 billion, up 5 percent from the preceding quarter and up 39 percent from last year's quarter.

The Private Client Group reported revenue growth of 2 percent over the preceding quarter, but higher technology costs led to flat pretax income. Revenues were up 28 percent over the prior year's quarter while pretax income was up 14 percent.

Asset Management continued its steady growth, fueled by rising equity markets and net sales. Revenues of $69.5 million were up 6 percent over the preceding quarter and up 19 percent over the prior year's quarter. Pretax income was flat due to elevated expenses for the quarter from the addition of ClariVest, but up 26 percent over last year's quarter.

Capital Markets turned in a weak performance as revenues were $220 million, down 11 percent from the preceding quarter but up 33 percent from last year's quarter. Equity Capital Markets showed improved secondary commission volume and a more positive underwriting environment, however M&A was extremely soft due to the acceleration of transactions into the preceding quarter in anticipation of tax law changes. In Fixed Income, trading profits remained depressed, especially in the municipal space, while commission volumes continue to be somewhat muted.

Net loans outstanding at Raymond James Bank decreased slightly to $8.4 billion from the preceding quarter's $8.5 billion. Bank profits slipped slightly due to a $2.5 million decline in net interest income as a result of modest compression in the net interest margin.

As in recent quarters, Proprietary Capital continued to augment our earnings. As previously announced, we contracted to sell a major asset (Albion) in our merchant banking fund, Raymond James Capital Partners, L.P., for a significant gain. Net of the non-controlling interests, this segment contributed $20 million to pretax earnings this quarter.

During the quarter, we successfully converted the Morgan Keegan private client accounts to the Raymond James platform which allowed us to begin to execute on our next round of cost savings initiatives. On April 11, we had a reduction in force, primarily in the Information Technology area, of approximately 160 people, largely as a result of the cessation of operations on Morgan Keegan's platform. We estimate that this reduction in force will result in approximately $5 million of compensation savings on a quarterly basis.

“The successful conversion of the Morgan Keegan Private Client Group onto our platform marked a significant milestone in our integration. We are now able to operate under the unified Raymond James brand and focus on the growth of our businesses,” says Reilly. “However, we must also complete our cost reduction programs over the next one to two quarters.”

The short term outlook is uncertain in the current economic environment. Both the Private Client and Asset Management segments should benefit from the significant increase in client assets during the second fiscal quarter. Capital Markets is more difficult to prognosticate. In the Equity Capital Markets division, commission volume improved significantly in the March quarter while underwriting revenue remained steady. If the equity markets remain favorable, this division should show improvement. The Fixed Income division has experienced headwinds in both commission volumes and municipal trading profits due to a continuation of very low interest rates. It appears that these areas will remain challenged until rates increase.

Raymond James Bank continues to show strong credit metrics and solid performance. However, we are concerned that we have seen a tightening of spreads and an increase in “covenant lite” financings in the marketplace. It will be challenging to grow the loan portfolio if these trends continue, as we are committed to maintaining both appropriate net interest margins and high credit standards.

“Although the near term outlook is uncertain, I am proud of our Associates. We have nearly completed a difficult integration with minimal disruption to our financial advisors. We have begun to reduce our costs while maintaining high levels of customer service. With the combined professionals of Raymond James and Morgan Keegan, we are well positioned to compete in the future and drive growth in market share and in earnings” Reilly concluded.

(1)	Refer to the discussion and reconciliation of the GAAP results to the non-GAAP measures that follows the consolidated statement of income.

The company will conduct its quarterly conference call Thursday, April 25th, at 8:15 a.m. ET. For a listen-only connection, visit raymondjames.com/analyst call for a live audio webcast. The subjects to be covered may include forward-looking information. Questions may be posed to management by participants on the analyst call-in line, and in response the company may disclose additional material information.

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., have more than 6,200 financial advisors serving more than 2.4 million accounts in approximately 2,600 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $407 billion.

Forward Looking Statements

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Those results or outcomes could occur as a result of a number of factors, which include, but are not limited to, the risks inherent in the integration of Raymond James’ and Morgan Keegan’s businesses including the  diversion of management time on integration issues, or in realizing the projected benefits of the acquisition, the inability to sustain revenue and earnings growth, changes in the capital markets, and other risk factors discussed in documents filed by Raymond James with the Securities and Exchange Commission from time to time, including Raymond James’ 2012 Annual Report on Form 10-K and the quarterly report on Form 10-Q for the quarter ended December 31, 2012, which is available on RAYMONDJAMES.COM and SEC.GOV. Any forward-looking statement speaks only as of the date on which that statement is made. Raymond James will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

For more information, please contact Steve Hollister at 727-567-2824
Please visit the Raymond James Press Center at raymondjames.com/media.

Raymond James Financial, Inc.
Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended
	March 31, 2013	March 31, 2012	% Change	December 31, 2012	% Change
	($ in thousands, except per share amounts)
Total revenues	$1,170,298	$889,853	32%	$1,137,509	3%
Net revenues	$1,143,095	$871,937	31%	$1,109,488	3%
Pre-tax income	$131,017	$111,497	18%	$139,147	(6)%
Net income	$79,960	$68,869	16%	$85,874	(7)%

Earnings per common share:
Basic	$0.57	$0.52	10%	$0.62	(8)%
Diluted	$0.56	$0.52	8%	$0.61	(8)%

Non-GAAP results:(1)
Non-GAAP pre-tax income	$158,103	$132,839	19%	$156,529	1%
Non-GAAP net income	$96,528	$81,941	18%	$96,600	—
Non-GAAP earnings per common share:(1)
Non-GAAP basic	$0.69	$0.65	6%	$0.70	(1)%
Non-GAAP diluted	$0.68	$0.64	6%	$0.69	(1)%

	Six months ended
	March 31, 2013	March 31, 2012	% Change
	($ in thousands, except per share amounts)
Total revenues	$2,307,807	$1,688,670	37%
Net revenues	$2,252,583	$1,654,714	36%
Pre-tax income	$270,164	$222,348	22%
Net income	$165,834	$136,194	22%

Earnings per common share:
Basic	$1.19	$1.05	13%
Diluted	$1.17	$1.05	11%

Non-GAAP results:(1)
Non-GAAP pre-tax income	$314,632	$243,690	29%
Non-GAAP net income	$193,128	$149,266	29%
Non-GAAP earnings per common share:(1)
Non-GAAP basic	$1.39	$1.18	18%
Non-GAAP diluted	$1.37	$1.17	17%

(1) Refer to the discussion and reconciliation of the GAAP results to the non-GAAP results that follows the consolidated statement of income.

Raymond James Financial, Inc.
Selected key metrics (Unaudited)

Details of certain key revenue and expense components:
	Three months ended
	March 31, 2013		March 31, 2012		December 31, 2012
	(in thousands)
Securities commissions and fees:
PCG securities commissions and fees	$615,185		$468,663		$595,537
Capital Markets institutional sales commissions:
Equity commissions	65,270		55,879		54,207
Fixed Income commissions	86,995		35,984		90,954
All other segments	2,666		2,503		2,718
Intersegment eliminations	(5,127)		(4,502)		(4,832)
Total securities commissions and fees	$764,989		$558,527		$738,584

Investment banking revenues:
Underwritings	$28,590		$26,962		$27,257
Tax credit funds syndication fees	4,686		11,202		4,269
Advisory services (1)	16,979		19,790		53,344
Total investment banking revenues	$50,255		$57,954		$84,870

Other revenues:
Realized/Unrealized gain attributable to the Albion private equity investment	$65,334	(2)	$11,176	(3)	$9,036	(3)
Realized/Unrealized gain (loss) attributable to all other private equity investments	(459)		1,393		10,774
All other revenues	10,116		8,848		11,259
Total other revenues	$74,991		$21,417		$31,069

Other expense:
Impairment of RJES goodwill (4)	$6,933		$—		$—
Losses of real estate partnerships held by consolidated variable interest entities (5)	12,751		10,338		3,306
All other expenses	21,387		17,481		27,471
Total other expense	$41,071		$27,819		$30,777

Net income (loss) attributable to noncontrolling interests:
Albion private equity investment	$43,577		$9,604		$7,765
All other private equity investments	71		(484)		5,034
Consolidation of low-income housing tax credit funds	(13,504)		(12,889)		(5,240)
RJES joint venture	(2,684)		130		(510)
Other	826		44		971
Total net income (loss) attributable to noncontrolling interests	$28,286		$(3,595)		$8,020

Continued on next page

(see explanations to the footnotes in the table above on the following pages)

Raymond James Financial, Inc.
Selected key metrics (Unaudited)
(continued from previous page)

	Six months ended
	March 31, 2013		March 31, 2012
	(in thousands)
Securities commissions and fees:
PCG securities commissions and fees	$1,210,722		$901,366
Capital Markets institutional sales commissions:
Equity commissions	119,477		105,236
Fixed Income commissions	177,949		67,496
All other segments	5,384		4,917
Intersegment eliminations	(9,959)		(9,154)
Total securities commissions and fees	$1,503,573		$1,069,861

Investment banking revenues:
Underwritings	$55,847		$41,474
Tax credit funds syndication fees	8,955		15,677
Advisory services (1)	70,323		40,139
Total investment banking revenues	$135,125		$97,290

Other revenues:
Realized/Unrealized gain attributable to the Albion private equity investment	$74,370	(6)	$11,176	(3)
Realized/Unrealized gain (loss) attributable to all other private equity investments	10,316		1,412
All other revenues	21,374		18,022
Total other revenues	$106,060		$30,610

Other expense:
Impairment of RJES goodwill (4)	$6,933		$—
Losses of real estate partnerships held by consolidated variable interest entities (5)	16,057		13,789
All other expenses	48,858		37,722
Total other expense	$71,848		$51,511

Net income (loss) attributable to noncontrolling interests:
Albion private equity investment	$51,342		$9,604
All other private equity investments	5,105		(494)
Consolidation of low-income housing tax credit funds	(18,744)		(19,317)
RJES joint venture	(3,194)		(197)
Other	1,797		606
Total net income (loss) attributable to noncontrolling interests	$36,306		$(9,798)

See explanations to the footnotes in the table above on the following page

Raymond James Financial, Inc.
Selected key metrics (Unaudited)
(continued from previous page)

Footnote explanations pertaining to the tables on the previous pages:

(1)	Comprised primarily of private placement and merger and acquisition fees.

(2)
Revenues in the March 2013 quarter include a $65.3 million unrealized gain (before consideration of noncontrolling interests and taxes) resulting from the March, 2013 agreement to sell our indirect investment in Albion Medical Holdings, Inc. (“Albion”). Since we only own a portion of this indirect investment, our share of the gain after consideration of the noncontrolling interests (before any tax effects) amounts to $21.8 million. The sale transaction is expected to close prior to April 30, 2013.

(3)
Revenues in the quarters indicated include either income received or valuation increases of, our Albion investment. A significant portion of these gains are attributable to noncontrolling interests. After adjusting for the portion attributable to the noncontrolling, interests, RJF’s pre-tax share of these gains amount to $1.6 million, for the three and six months ended March 31, 2012 and $1.3 million for the three month period ended December 31, 2012.

(4)
The impairment expense is associated with our Raymond James European Securities (“RJES”) reporting unit. RJES is a joint venture based in Paris, France that we hold a controlling interest in. RJES provides research coverage on European corporations. Since we did not own 100% of RJES as of March 31, 2013, after adjusting for the portion attributable to the noncontrolling interests, RJF’s pre-tax share of this loss is approximately $4.6 million and the portion of the impairment expense attributable to the noncontrolling interests is approximately $2.3 million.

(5)
Nearly all of these losses are attributable to noncontrolling interests. After adjusting for the portion attributable to the noncontrolling interests, RJF’s share of these losses is insignificant in all periods presented.

(6)
Revenues in the six months ended March 2013 include a $65.3 million unrealized gain (before consideration of noncontrolling interests and taxes) resulting from the March, 2013 agreement to sell our indirect investment in Albion, as well as other income received and valuation increases of the Albion investment. Since we only own a portion of this indirect investment, our share after consideration of the noncontrolling interests (before any tax effects) amounts to $23 million.

Raymond James Financial, Inc.
Selected key metrics (Unaudited)

Selected Balance Sheet data:
	As of
	March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012		March 31, 2012
Client margin balances	$1,787	mil.	$1,850	mil.	$1,868	mil.	$1,902	mil.	$1,494	mil.

Total assets	$22.7	bil.	$22.3	bil.	$21.2	bil.	$21.2	bil.	$19.3	bil.
Shareholders’ equity	$3,471	mil.	$3,380	mil.	$3,269	mil.	$3,158	mil.	$3,088	mil.

Book value per share	$25.14		$24.59		$24.02		$23.29		$22.84
Tangible book value per share (a non-GAAP measure) (1)	$22.56		$21.92		$21.42		$20.63		$22.36

Return on equity for the quarter (annualized)	9.3%		10.3%		10.4%		9.8%		9.6%
Return on equity for the quarter - computed based on non-GAAP measures (annualized) (2)	11.2%		11.6%		12.0%		11.5%		11.6%

Return on equity - year to date (annualized)	9.8%		10.3%		9.7%		9.8%		9.8%
Return on equity - year to date - computed based on non-GAAP measures (annualized) (2)	11.4%		11.6%		11.0%		11.1%		11.0%

(1)
Tangible book value per share (a non-GAAP measure) is computed by dividing shareholders’ equity, less goodwill and other intangible assets in the amount of $365 million, $375 million, $361 million, $367 million, and $73 million as of March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively, which are net of their related deferred tax balance in the amounts of $9 million, $6.8 million, $7.6 million, $6.7 million, and $7 million as of March 31, 2013, December 31, 2012, September 30, 2012 , June 30, 2012 and March 31, 2012, respectively, by the number of common shares outstanding. Management believes tangible book value per share is a measure that the Company and investors use to assess capital strength and that the GAAP and non-GAAP measures should be considered together.

(2)
Refer to the discussion and reconciliation of the GAAP results to the non-GAAP results that follows the consolidated statement of income. This computation utilizes the net income attributable to RJF, Inc. - non-GAAP basis and the average equity - non-GAAP basis, as presented in the referenced reconciliation, in the computation.

Continued on next page

Raymond James Financial, Inc.
Selected key metrics (Unaudited)
(continued from previous page)

PCG financial advisors and investment advisor representatives:
	As of
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
United States (1)	5,431	5,427	5,452	5,489	4,532
Canada	448	463	473	471	458
United Kingdom	71	65	66	64	64
Investment advisor representatives(2)	347	334	339	343	344
Total advisors	6,297	6,289	6,330	6,367	5,398

(1) We successfully integrated Morgan Keegan’s private client group onto the Raymond James & Associates, Inc. (“RJ&A”) platform in February, 2013, and at that time 863 Morgan Keegan financial advisors became RJ&A financial advisors. There were 869, 892, and 938, Morgan Keegan financial advisors at December 31, 2012, September 30, 2012 and June 30, 2012 respectively.

(2) Investment advisor representatives with custody only relationships located in the United States and the United Kingdom.

Selected client asset metrics:
	As of
	March 31, 2013			December 31, 2012			September 30, 2012			June 30, 2012			March 31, 2012

Financial assets under management	$51.0	bil.		$46.5	bil.	(1)	$42.8	bil.		$40.9	bil.		$39.3	bil.

Client assets under administration	$406.8	bil.	(2)	$387.9	bil.	(2)	$386.0	bil.	(2)	$372.1	bil.	(2)	$292.0	bil.

(1) Includes approximately $3.1 billion as of December 31, 2012, in assets managed by ClariVest, an entity which we acquired a 45% interest in as of December 24, 2012.

(2) Includes assets held for institutional clients of approximately $19 billion for March 31, 2013 and $18 billion for December 31, 2012, September 30, 2012 and June 30, 2012.

Raymond James Financial, Inc.
Segment Results (Unaudited)
($ in thousands)
	Three months ended
	March 31, 2013		March 31, 2012	% Change	December 31, 2012	% Change
Revenues:
Private Client Group	$726,760		$567,766	28%	$712,814	2%
Capital Markets	220,092		165,126	33%	247,554	(11)%
Asset Management	69,541		58,217	19%	65,629	6%
RJ Bank	89,821		83,136	8%	92,050	(2)%
Emerging Markets	6,385		8,527	(25)%	5,589	14%
Securities Lending	2,062		2,733	(25)%	1,488	39%
Proprietary Capital	65,394	(1)	13,390	388%	20,616	217%
Other	4,668		3,270	43%	5,304	(12)%
Intersegment eliminations	(14,425)		(12,312)		(13,535)
Total revenues	$1,170,298		$889,853	32%	$1,137,509	3%

Pre-tax income (excluding noncontrolling interests):
Private Client Group	$52,702		$46,249	14%	$52,911	—
Capital Markets	15,307	(2)	22,012	(30)%	31,607	(52)%
Asset Management	20,860		16,621	26%	20,943	—
RJ Bank	64,276		57,313	12%	67,943	(5)%
Emerging Markets	1,082		(999)	NM	(2,354)	NM
Securities Lending	882		1,430	(38)%	539	64%
Proprietary Capital	20,150		3,741	439%	5,720	252%
Other (3)	(44,242)		(34,870)	(27)%	(38,162)	(16)%
Pre-tax income (excluding noncontrolling interests)	$131,017		$111,497	18%	$139,147	(6)%

	Six months ended
	March 31, 2013		March 31, 2012	% Change
Revenues:
Private Client Group	$1,439,574		$1,096,384	31%
Capital Markets	467,646		301,291	55%
Asset Management	135,170		115,012	18%
RJ Bank	181,871		160,552	13%
Emerging Markets	11,974		13,179	(9)%
Securities Lending	3,550		5,175	(31)%
Proprietary Capital	86,010	(1)	13,863	520%
Other	9,972		5,931	68%
Intersegment eliminations	(27,960)		(22,717)
Total revenues	$2,307,807		$1,688,670	37%

Pre-tax income (excluding noncontrolling interests):
Private Client Group	$105,613		$95,657	10%
Capital Markets	46,914	(2)	32,013	47%
Asset Management	41,803		32,434	29%
RJ Bank	132,219		110,316	20%
Emerging Markets	(1,272)		(3,548)	64%
Securities Lending	1,421		2,636	(46)%
Proprietary Capital	25,870		3,676	604%
Other (3)	(82,404)		(50,836)	(62)%
Pre-tax income (excluding noncontrolling interests)	$270,164		$222,348	22%

(1)
Revenues include a $65.3 million unrealized gain (before consideration of noncontrolling interests and taxes) resulting from the March, 2013 agreement to sell our indirect investment in Albion. Since we only own a portion of this indirect investment, our share of the gain after consideration of the noncontrolling interests (before any tax effects) amounts to $21.8 million for the three months ended March 31, 2013. The six months ended March 31, 2013 includes other income received and valuation increases of the Albion investment for a total of $23 million.

(2)
The segment results are negatively impacted by; a $4.6 million (RJF’s portion) impairment of goodwill in our RJES reporting unit (refer to further discussion in the selected key metrics section) and a $1.6 million one-time restructuring expense (refer to the Reconciliation of the GAAP results to the non-GAAP measures on the following pages for quantification of the amounts).

(3)
The Other segment includes the acquisition, integration and certain interest expenses incurred with respect to acquisitions, refer to the Reconciliation of the GAAP results to the non-GAAP measures on the following pages for quantification of the amounts.

Raymond James Financial, Inc.
Consolidated Statement of Income
(Unaudited)
(in thousands, except per share amounts)

	Three months ended
	March 31, 2013		March 31, 2012	% Change	December 31, 2012	% Change
Revenues:
Securities commissions and fees	$764,989		$558,527	37%	$738,584	4%
Investment banking	50,255		57,954	(13)%	84,870	(41)%
Investment advisory fees	65,503		54,269	21%	62,070	6%
Interest	118,032		108,852	8%	123,126	(4)%
Account and service fees	88,400		75,855	17%	88,451	—
Net trading profits	8,128		12,979	(37)%	9,339	(13)%
Other	74,991	(1)	21,417	250%	31,069	141%
Total revenues	1,170,298		889,853	32%	1,137,509	3%

Interest expense	27,203		17,916	52%	28,021	(3)%
Net revenues	1,143,095		871,937	31%	1,109,488	3%

Non-interest expenses:
Compensation, commissions and benefits	763,047		596,891	28%	762,548	—
Communications and information processing	65,018		43,741	49%	60,366	8%
Occupancy and equipment costs	38,694		27,231	42%	39,478	(2)%
Clearance and floor brokerage	11,405		9,070	26%	10,168	12%
Business development	31,488		27,382	15%	30,629	3%
Investment sub-advisory fees	8,410		7,143	18%	8,050	4%
Bank loan loss provision	3,737		5,154	(27)%	2,923	28%
Acquisition related expenses	20,922		19,604	7%	17,382	20%
Other	41,071	(2)	27,819	48%	30,777	33%
Total non-interest expenses	983,792		764,035	29%	962,321	2%

Income including noncontrolling interests and before provision for income taxes	159,303		107,902	48%	147,167	8%
Provision for income taxes	51,057		42,628	20%	53,273	(4)%
Net income including noncontrolling interests	108,246		65,274	66%	93,894	15%
Net income (loss) attributable to noncontrolling interests	28,286		(3,595)	887%	8,020	(253)%
Net income attributable to Raymond James Financial, Inc.	$79,960		$68,869	16%	$85,874	(7)%

Net income per common share – basic	$0.57		$0.52	10%	$0.62	(8)%
Net income per common share – diluted	$0.56		$0.52	8%	$0.61	(8)%
Weighted-average common shares outstanding – basic	137,817		129,353		136,524
Weighted-average common and common equivalent shares outstanding – diluted	140,722		130,644		138,694

(1)
Revenues include a $65.3 million unrealized gain (before consideration of noncontrolling interests and taxes) resulting from the March, 2013 agreement to sell our indirect investment in Albion. Since we only own a portion of this indirect investment, our share of the gain after consideration of the noncontrolling interests (before any tax effects) amounts to $21.8 million.

(2)
Other expense includes $6.9 million of goodwill impairment expense in the three period ended March 31, 2013 associated with RJES (refer to the selected key metrics section for further discussion). Since we did not own 100% of RJES, for the three month period ended March 31, 2013, the effect of this goodwill impairment expense on the pre-tax income attributable to Raymond James Financial, Inc is $4.6 million and the portion of the impairment expense attributable to the noncontrolling interests is $2.3 million.

Raymond James Financial, Inc.
Consolidated Statement of Income
(Unaudited)
(in thousands, except per share amounts)

	Six months ended
	March 31, 2013		March 31, 2012	% Change
Revenues:
Securities commissions and fees	$1,503,573		$1,069,861	41%
Investment banking	135,125		97,290	39%
Investment advisory fees	127,573		107,774	18%
Interest	241,158		210,948	14%
Account and service fees	176,851		149,865	18%
Net trading profits	17,467		22,322	(22)%
Other	106,060	(1)	30,610	246%
Total revenues	2,307,807		1,688,670	37%

Interest expense	55,224		33,956	63%
Net revenues	2,252,583		1,654,714	36%

Non-interest expenses:
Compensation, commissions and benefits	1,525,595		1,138,513	34%
Communications and information processing	125,384		81,308	54%
Occupancy and equipment costs	78,172		53,168	47%
Clearance and floor brokerage	21,573		16,524	31%
Business development	62,117		55,221	12%
Investment sub-advisory fees	16,460		13,705	20%
Bank loan loss provision	6,660		12,610	(47)%
Acquisition related expenses	38,304		19,604	95%
Other	71,848	(2)	51,511	39%
Total non-interest expenses	1,946,113		1,442,164	35%

Income including noncontrolling interests and before provision for income taxes	306,470		212,550	44%
Provision for income taxes	104,330		86,154	21%
Net income including noncontrolling interests	202,140		126,396	60%
Net income (loss) attributable to noncontrolling interests	36,306		(9,798)	471%
Net income attributable to Raymond James Financial, Inc.	$165,834		$136,194	22%

Net income per common share – basic	$1.19		$1.05	13%
Net income per common share – diluted	$1.17		$1.05	11%
Weighted-average common shares outstanding – basic	137,156		126,201
Weighted-average common and common equivalent shares outstanding – diluted	139,669		126,989

(1)
Revenues in the six months ended March 2013 include a $65.3 million unrealized gain (before consideration of noncontrolling interests and taxes) resulting from the March, 2013 agreement to sell our indirect investment in Albion, as well as other income received and valuation increases of the Albion investment. Since we only own a portion of this indirect investment, our share of the gains after consideration of the noncontrolling interests (before any tax effects) amounts to $23 million.

(2)
Other expense includes $6.9 million of goodwill impairment expense associated with our RJES reporting unit (refer to further discussion in the selected key metrics section). Since we did not own 100% of RJES, for the six month period ended March 31, 2013 the effect of this goodwill impairment expense on the pre-tax income attributable to Raymond James Financial, Inc is $4.6 million and the portion of the impairment expense attributable to the noncontrolling interests is $2.3 million.

Raymond James Financial, Inc.
Reconciliation of the GAAP results to the non-GAAP measures (Unaudited)

The company believes that the non-GAAP measures provide useful information by excluding those items that may not be indicative of the company’s core operating results and that the GAAP and the non-GAAP measures should be considered together. The non-GAAP adjustments include one-time acquisition and integration costs, incremental interest expense, RJES goodwill impairment expense, RJES one-time restructuring expense and the impact of additional common shares issued. See the footnotes below for further details of each item.

The following table provides a reconciliation of the GAAP basis to the non-GAAP measures:

	Three months ended			Six months ended
	March 31, 2013	March 31, 2012	December 31, 2012	March 31, 2013	March 31, 2012
	(in thousands, except per share amounts)
Net income attributable to RJF, Inc. - GAAP basis	$79,960	$68,869	$85,874	$165,834	$136,194

Non-GAAP adjustments:
Acquisition related expenses (1)	20,922	19,604	17,382	38,304	19,604
RJF's share of RJES goodwill impairment expense (2)	4,564	—	—	4,564	—
RJES restructuring expense (3)	1,600	—	—	1,600	—
Interest expense (4)	—	1,738	—	—	1,738
Sub-total pre-tax non-GAAP adjustments	27,086	21,342	17,382	44,468	21,342
Tax effect of non-GAAP adjustments (5)	(10,518)	(8,270)	(6,656)	(17,174)	(8,270)
Net income attributable to RJF, Inc. - Non-GAAP basis	$96,528	$81,941	$96,600	$193,128	$149,266

Non-GAAP adjustments to common shares outstanding:
Effect of February 2012 share issuance on weighted average common shares outstanding (6)	—	(5,538)	—	—	(2,738)

Non-GAAP earnings per common share:
Non-GAAP basic	$0.69	$0.65	$0.70	$1.39	$1.18
Non-GAAP diluted	$0.68	$0.64	$0.69	$1.37	$1.17

Average equity - GAAP basis (7)	$3,425,278	$2,862,261	$3,324,370	$3,373,165	$2,770,713
Average equity - non-GAAP basis (8)	$3,437,299	$2,822,614	$3,322,744	$3,378,850	$2,704,122

Return on equity for the quarter (annualized)	9.3%	9.6%	10.3%	N/A	N/A
Return on equity for the quarter - non-GAAP basis (annualized) (9)	11.2%	11.6%	11.6%	N/A	N/A

Return on equity - year to date (annualized)	N/A	N/A	N/A	9.8%	9.8%
Return on equity year to date - non-GAAP basis (annualized) (9)	N/A	N/A	N/A	11.4%	11.0%

(1)	The non-GAAP adjustment adds back to pre-tax income one-time acquisition and integration expenses associated with acquisitions that were incurred during each respective period.

(2)
The non-GAAP adjustment adds back to pre-tax income RJF’s share of the total goodwill impairment expense of $6.9 million associated with our RJES reporting unit. Since we did not own 100% of RJES, for the six month period ended March 31, 2013 the effect of this goodwill impairment expense on the pre-tax income attributable to Raymond James Financial, Inc is $4.6 million and the portion of the impairment expense attributable to the noncontrolling interests is $2.3 million.

(3)	The non-GAAP adjustment adds back to pre-tax income a one-time restructuring expense associated with our RJES operations.

(4)
The non-GAAP adjustment adds back to pre-tax income the incremental interest expense incurred during the March 31, 2012 quarter on debt financings that occurred in March, 2012, prior to and in anticipation of, the closing of the Morgan Keegan acquisition.

(5)	The non-GAAP adjustment reduces net income for the income tax effect of all the pre-tax non-GAAP adjustments, utilizing the effective tax rate applicable to each respective period.

(6)
The non-GAAP adjustment to the weighted average common shares outstanding in the basic and diluted non-GAAP earnings per share computation reduces the actual shares outstanding for the effect of the 11,075,000 common shares issued by RJF in February 2012 as a component of our financing of the Morgan Keegan acquisition.

(7)
For the quarter, computed by adding the total equity attributable to RJF, Inc. as of the date indicated plus the prior quarter-end total, divided by two. For the year-to-date period, computed by adding the total equity attributable to RJF, Inc. as of each quarter-end date during the indicated year to-date period, plus the beginning of the year total, divided by three.

(8)	The calculation of non-GAAP average equity includes the impact on equity of the non-GAAP adjustments described in the table above, as applicable for each respective period.

(9)
Computed by utilizing the net income attributable to RJF, Inc.-non-GAAP basis and the average equity-non-GAAP basis, for each respective period. See footnotes (7) and (8) above for the calculation of average equity-non-GAAP basis.

Raymond James Bank
Selected financial highlights (Unaudited)

Selected operating data:
	Three months ended
	March 31, 2013	March 31, 2012	% Change	December 31, 2012	% Change
	($ in thousands)
Net interest income	$85,197	$78,238	9%	$87,746	(3)%
Net revenues(1)	$87,397	$80,793	8%	$89,422	(2)%
Loan loss provision expense	$3,737	$5,154	(27)%	$2,923	28%
Pre-tax income	$64,276	$57,313	12%	$67,943	(5)%
Net charge-offs	$1,348	$8,052	(83)%	$2,380	(43)%
Net interest margin (% earning assets)	3.28%	3.55%	(8)%	3.52%	(7)%
Adjusted net interest margin(2)	3.49%	3.76%	(7)%	3.67%	(5)%

	Six months ended
	March 31, 2013	March 31, 2012	% Change
	($ in thousands)
Net interest income	$172,943	$150,967	15%
Net revenues(1)	$176,819	$155,845	13%
Loan loss provision expense	$6,660	$12,610	(47)%
Pre-tax income	$132,219	$110,316	20%
Net charge-offs	$3,728	$13,749	(73)%
Net interest margin (% earning assets)	3.39%	3.38%	—%
Adjusted net interest margin(2)	3.57%	3.68%	(3)%

See footnote explanations on the following page.

Raymond James Bank
Selected financial highlights (Unaudited)
(continued from previous page)

RJ Bank Balance Sheet data:
	As of
	March 31, 2013		December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	($ in thousands)
Total assets(3)	$10,329,814		$10,101,796	$9,715,724	$9,383,687	$8,953,779
Total equity	$1,102,185		$1,058,370	$1,038,449	$981,657	$973,636
Total loans, net	$8,416,245		$8,459,998	$7,991,512	$7,838,574	$7,445,828
Total deposits(3)	$9,074,716		$8,947,413	$8,600,491	$8,277,658	$7,916,864
Available for Sale (AFS) securities, at fair value	$514,970		$476,604	$500,110	$511,191	$402,128
Net unrealized loss on AFS securities, before tax	$(8,855)		$(12,288)	$(16,797)	$(33,621)	$(32,986)
Total capital (to risk-weighted assets)	13.3%	(4)	13.1%	13.4%	12.8%	13.3%
Tier I capital (to adjusted assets)	10.5%	(4)	10.7%	10.9%	10.9%	11.3%
Commercial Real Estate (CRE) and CRE construction loans (5)	$1,165,298		$1,107,433	$985,924	$980,673	$987,580
Commercial and industrial loans(5)	$5,225,544		$5,227,142	$5,018,831	$5,081,307	$4,820,364
Residential mortgage loans(5)	$1,698,678		$1,693,576	$1,692,050	$1,717,784	$1,726,132
Securities based loans(5)	$433,290		$414,010	$352,431	$89,585	$40,553
Loans held for sale(5) (6)	$91,329		$206,757	$147,032	$175,548	$90,731

Management data:
	As of
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	($ in thousands)
Allowance for loan losses	$150,286	$148,021	$147,541	$149,084	$144,678
Allowance for loan losses (as % of loans)	1.75%	1.72%	1.81%	1.87%	1.91%
Nonperforming loans(7)	$114,041	$110,627	$106,660	$99,896	$102,812
Other real estate owned	$4,225	$3,666	$8,218	$9,057	$13,983
Total nonperforming assets	$118,266	$114,293	$114,878	$108,953	$116,795
Nonperforming assets (as % of total assets)	1.14%	1.13%	1.18%	1.16%	1.30%
Total criticized loans(8)	$360,810	$394,946	$474,340	$506,086	$430,772
1-4 family residential mortgage loans over 30 days past due (as a % residential loans)	3.36%	3.61%	3.58%	3.90%	4.55%

(1)	Net Revenues equal gross revenue, which includes interest income and non-interest income (including securities losses), less interest expense.

(2)
Excludes the impact of excess Raymond James Bank Deposit Program (”RJBDP”) deposits held during the respective period. These deposits arise from higher cash balances in firm client accounts due to the market volatility, thus exceeding the RJBDP capacity at outside financial institutions in the program. These deposits were invested in short term liquid investments producing very little interest rate spread.

(3)	Includes affiliate deposits.

(4)	Estimated for the current quarter.

(5)	Outstanding loan balances are shown gross of unearned income and deferred expenses and include any held for sale loans in the respective loan category.

(6)	Primarily comprised of the guaranteed portions of Small Business Administration section 7(a) loans purchased from other financial institutions.

(7)	Nonperforming loans includes 90+ days Past Due plus Nonaccrual Loans.

(8)
Represents the loan balance for all loans in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or a portion thereof, which are considered to be uncollectible, are charged-off prior to the assignment to this classification.